Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of The Interpublic Group of Companies, Inc. (the “Company”); Registration Statements on Form S-8 No. 33-5352, No. 33-21605, No. 333-4747, and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-115923 relating to the 2004 Performance Incentive Plan of the Company; Registration Statements on Form S-8 No. 333-115924 relating to the Non-Management Directors’ Stock Incentive Plan of the Company and No. 333-159544 relating to the 2009 Non-Management Director’s Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-134498 relating to the 2006 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-134497, relating to the Employee Stock Purchase Plan (2006) of the Company; Registration Statement on Form S-4 No. 333-142196 relating to the exchange of Floating Rate Notes due 2010 of the Company; Registration Statement on Form S-8 No. 333-159546 relating to the 2009 Performance Incentive Plan of the Company; Registration Statement on Form S-3 No. 333-142197 relating to the 4.25% Convertible Senior Notes due 2023 of the Company; Registration Statement on Form S-3 No. 333-142198 relating to the 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock of the Company; Registration Statement on Form S-3 No. 333-148642 relating to the 4.75% Convertible Senior Notes due 2023 of the Company of our report dated February 27, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes in accounting for noncontrolling interests (Note 1), as to which the date is June 8, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

June 8, 2009